Exhibit 99.1

GSI Group Reports Additional Progress on Revenue Recognition Review and Nasdaq Hearing

Bedford, MA, June 30, 2009 - GSI Group Inc. (Nasdaq: GSIG, the “Company”) today announced that the Company’s evaluation of sales transactions of its Semiconductor Systems Segment during fiscal years 2004 through 2008 is nearing completion, and reported approximate ranges of restated revenues for that segment during each of those five fiscal years.

Based on preliminary results of its evaluation, the Company anticipates that the following Semiconductor Systems revenues will be moved from the indicated periods to later periods:

Period	Approximate Amount of Semiconductor Systems Revenues to be Moved to Later Periods
Year Ended December 31, 2004	$15 to 17 million
Year Ended December 31, 2005	$20 to 22 million
Year Ended December 31, 2006	$50 to 52 million
Year Ended December 31, 2007	$54 to 56 million
Year Ended December 31, 2008	$16 to 18 million

The revenues to be moved represent errors in the timing of revenue recognized from multiple element transactions. Substantially all amounts due from customers associated with these transactions have been paid and the Company’s cash position has not been materially impacted by the correction of the accounting errors. The Company is currently completing the determination of the appropriate periods in which the revenues should be recognized based upon delivery of the final element in the sales arrangement. The actual amount of revenues that will move to later periods may differ from the amounts shown above.

The Company also announced today that it is currently reviewing the timing of revenue recognized in connection with multiple element arrangements in its Precision Technology Segment from 2004 through 2008 to determine if adjustments need to be made to those periods. Substantially all amounts due from customers associated with the transactions being reviewed have been paid.

On May 19, 2009, the Company announced that the Company’s Audit Committee of the Board of Directors (the “Audit Committee”), with the assistance of its independent legal counsel and forensic accounting firm, had concluded its previously announced review of sales transactions in the Company’s Semiconductor Systems Segment and other sales transactions that contain arrangements with multiple deliverables, for fiscal years 2006, 2007 and 2008. At that time, the Company also announced that it was evaluating the results of the Audit Committee’s review, and that it was also reviewing sales transactions of its Semiconductor Systems Segment made during fiscal years 2004 and 2005 to determine if adjustments need to be made to those periods.

The Company also announced today that on June 11, 2009, it appeared before the Nasdaq Listing Qualifications Panel (the “Panel”) and appealed the staff determination notice (the “Delisting Notice”) it recently received from The Nasdaq Stock Market (“Nasdaq”).

The Company requested that the Panel stay the delisting of the Company’s common stock to allow the Company additional time to file its Quarterly Report on Form 10-Q for the three month period ended September 26, 2008 and its Quarterly Report on Form 10-Q for the three month period ended April 3, 2009 (the “Quarterly Reports”) and its Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”).

The Company expects that Nasdaq will make a determination within approximately thirty days after the date of the hearing. No such determination has yet been communicated to the Company.

On May 19, 2009, the Company announced that it had been granted a hearing before the Panel on June 11, 2009 to appeal the Delisting Notice it had received from Nasdaq stating that the Company’s common stock is subject to delisting since the Company is not in compliance with the filing requirements for continued listing as set forth in Nasdaq’s listing rules.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: ranges of Semiconductor Systems revenue for 2004-2008; the prior review of the Semiconductor Systems segment by the Company’s Audit Committee and the results of that review; completion of the restatement of the Company’s financial results for fiscal years 2006, 2007 and 2008; the delisting proceedings with Nasdaq, the Company’s efforts to obtain a stay thereof and the Company’s expectations regarding receipt of a determination from Nasdaq; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the potential results of any restructuring of outstanding indebtedness including the issuance of a substantial amount of equity securities in exchange for a portion of such indebtedness and the dilutive impact of such issuance, the renegotiation of the terms of indebtedness that remains outstanding or the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the completion and outcome of the Company’s financial restatements and review of financial results; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the Company’s ability to meet the requirements for continued listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The unaudited financial information presented in this press release is subject to change based on, among other factors, the completion of the work attendant to the restatement of the Company’s financial statements and the completion of its delayed periodic reports herein discussed. The information included in this press release is not intended as and should not be viewed as a substitute for full financial statements.

For more information contact:

GSI Group Inc. Investor Relations

Telephone: 781-266-5137

Email: InvestorRelations@gsig.com